Exhibit 10.4

IEC ELECTRONICS CORP.
2001 STOCK OPTION AND INCENTIVE PLAN
(2009 Amendment)

Article I.  Establishment and Purpose

1.1           Establishment of the Plan.  IEC Electronics Corp., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan, to be known as the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

1.2           Purpose of the Plan.  The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its subsidiaries (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company.  The Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

1.3           Effective Date.  This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the validity of the Plan and any Award provided hereunder is subject to approval of the Plan at the next stockholders’ meeting following its adoption by the Board of Directors.  If the stockholders fail to timely approve the Plan, the Plan and any Award that may be issued hereunder shall be null and void.

Article II.  Definitions

Whenever used in the Plan and related documents (including Award Agreements), the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

2.1           Award means, individually or collectively, a grant under the Plan of any Option, Stock Appreciation Right, Unrestricted Stock, Restricted Stock, Performance Stock, Director Stock or any other type of stock-based award permitted under the Plan.

2.2           Award Agreement means a written agreement or instrument delivered by or on behalf of the Company setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan, which may (but need not) require the Participant’s signature.

2.3           Base Value of an SAR means the Fair Market Value of a share of Stock on the date the SAR is granted.

2.4           Beneficial Owner means such term as defined in Rule 13d-3 under the Exchange Act.

2.5           Board or Board of Directors means the Board of Directors of the Company.

2.6           Change in Control means:

(a)           the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either the then outstanding shares of Stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or

(b)           the date the individuals who constitute the Board as of the date of the adoption of the Plan by the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the members of the Board, provided that any person becoming a director subsequent to the date of the adoption of the Plan by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for the purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c)           the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity; provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 51% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 51% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

(d)           the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report of item therein) that a change in control of the Company has or may have occurred, or will or may occur in the future, pursuant to any then existing contract or transaction.

2.7           Code means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

2.8           Committee means the committee, as specified in Article III appointed by the Board to administer the Plan.

2.9           Company means IEC Electronics Corp., a Delaware corporation, or any successor thereto as provided in Article XX herein.

2.10           Covered Employee means any Participant who would be considered a “covered employee” for purposes of Section 162(m) of the Code.

2.11           Designated Beneficiary means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts or Stock due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s Estate.

2.12           Detrimental Activity means the type of activity described in Section 17.1 herein.

2.13           Director Stock means an Award of Stock to an Outside Director described in Section 7.2 herein.

2.14           Disability means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the duties to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

2.15           Eligible Person means any employee, officer or director (including any Outside Director) of the Company and its Subsidiaries and any consultant or independent contractor providing services to the Company or any Subsidiary whom the Committee deems to be an Eligible Person.

2.16           Employee means an individual who is paid on the payroll of the Company or of one of the Company’s Subsidiaries, and is classified on the Company’s human resource payroll system as a regular full-time or regular part-time employee.

2.17           Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18           Exercise Period means the period during which an Option or SAR is exercisable as set forth in the related Award Agreement.

2.19           Fair Market Value means the value of a share of Stock, determined as follows:  if on the determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the closing price on the principal such exchange or market if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading date), or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

2.20           Family Member means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, or sibling, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than fifty (50) percent of the voting interests.

2.21           Freestanding SAR means an SAR that is not a Tandem SAR.

2.22           Incentive Stock Options or ISO means an option to purchase Stock, granted under Article VI of the Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code or any successor provision.

2.23           Nonstatutory Stock Option or NSO means an option to purchase Stock, granted under Article VI of the Plan, which is not intended to be an incentive stock option under Section 422 of the Code.

2.24           Option means an option to purchase one or more shares of Stock pursuant to the Plan and may be designated as an Incentive Stock Option, a Nonstatutory Stock Option, a Reload Option or an Outside Director Option.

2.25           Option Exercise Price means the price at which the shares of Stock covered by a particular Option may be purchased by a Participant, as determined by the Committee or Board and set forth in the Option Award Agreement.

2.26           Other Stock-Based Award means any Award granted under Article XI of the Plan.

2.27           Outside Director means a member of the Board who is not an officer or employee of the Company.

2.28           Outside Director Option means an NSO granted under Section 7.1 of the Plan to an Outside Director.

2.29           Participant means an Eligible Person designated to be granted an Award under the Plan.

2.30           Performance Stock means an Award described in Article X of the Plan.

2.31           Period of Restriction means that period of time determined by the Committee during which the transfer of shares of Restricted Stock is limited in some way and such shares are subject to forfeiture.

2.32           Person means any individual, corporation, partnership, association or trust.

2.33           Plan means the IEC Electronics Corp. 2001 Stock Option and Incentive Plan.

2.34           Reload Option means an additional Option described in Section 6.6 herein.

2.35           Reporting Person means a person required to file reports under Section 16(a) of the Exchange Act or any successor statute.

2.36           Restricted Stock means an Award described in Article IX herein.

2.37           Retirement means termination of employment with the Company if such termination of employment constitutes normal retirement, early retirement, disability retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Company, provided that the Participant does not continue in the employment of the Company.

2.38           Securities Act means the Securities Act of 1933, as amended.

2.39           Stock means the common stock, $.01 par value, of the Company.

2.40           Stock Appreciation Right or SAR means a right, granted alone or in connection with a related Option, designated as an SAR, to receive a payment on the day the right is exercised, pursuant to the terms of Article VIII herein.  Each SAR shall be denominated in terms of one share of Stock.

2.41           Subsidiary means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.42           Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase Stock under the related Option (and when Stock is purchased under the Option, the Tandem SAR shall be similarly canceled).

2.43           Ten-Percent Stockholder means an Employee who owns stock of the Company possessing more than 10% percent of the total combined voting power of all classes of stock of the Company at the time an ISO is granted.

2.44           Termination of Employment means the date on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries.

2.45           Termination of Service means the date on which an Outside Director’s service as a director ceases for any reason.

2.46           Unrestricted Stock means an Award of Stock not subject to restrictions described in Article IX herein.

Article III.  Administration of the Plan

3.1           The Committee.  The Plan shall be administered by the Compensation Committee or such other committee (the “Committee”) as the Board shall select.  The Committee shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation and as an “outside director” within the meaning of Section 162(m) of the Code.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2           Authority of the Committee.  The Committee shall have full power and authority, except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Stock to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Stock, other securities, other Awards, other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, stock, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; or other property, or canceled, forfeited or suspended; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3           Awards to Outside Directors.  With respect to Awards to Outside Directors pursuant to Article VII, the Committee’s responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Awards so granted, to interpret the Award Agreements evidencing such Awards, to maintain appropriate records and reports regarding such Awards, and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.  Awards provided for in Article VII shall be made by the Board.

3.4           Delegation.  The Committee may delegate to one or more officers of the Company, but only to the extent such officer or officers are also members of the Board of Directors of the Company, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to Eligible Persons who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.  The Committee shall not delegate its powers and duties under the Plan in any manner that would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

3.5           Delivery of Stock by Company; Restrictions on Stock.  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Securities Act) and applicable requirements of any securities exchange or similar entity and unless the Participant’s tax obligations have been satisfied as set forth in Article XV.

The Committee may impose such restrictions on any Stock acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

3.6           Decisions Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award, any employee of the Company or any Subsidiary, and all other persons having any interest therein.

3.7           No Liability; Indemnification.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties.  The Company hereby agrees to indemnify each member of the Committee and the Board for all costs and expenses and, to the fullest extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.8           Costs.  The Company shall pay all costs of administration of the Plan.

Article IV.  Stock Subject to the Plan

4.1           Number of Shares.  Subject to Section 4.2 herein, the total number of shares of Stock available for Awards under the Plan shall be 3,100,000.  Shares of Stock underlying lapsed or forfeited Awards, or Awards that are not paid in Stock, may be reused for other Awards.  If the purchase price relating to an Award is satisfied by tendering Stock, only the number of shares issued net of the shares tendered shall be deemed issued under the Plan.  Stock granted pursuant to the Plan may be (i) authorized but unissued shares of common stock or (ii) treasury stock.

4.2           Adjustments in Authorized Stock and Awards.  In the event that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company or other similar corporate transaction or event affecting the Stock would be reasonably likely to result in the diminution or enlargement of any of the benefits or potential benefits intended to be made available under the Plan or under an Award (including, without limitation, the benefits or potential benefits of provisions relating to the term, vesting or exercisability of any Option, the availability of any “reload” Option rights, if any, contained in any Option Award, and any Change in Control or similar provisions of any Award), the Committee, in its sole discretion, shall, in such manner as it shall deem equitable or appropriate in order to prevent such diminution or enlargement of any such benefits or potential benefits, adjust any or all of (i) the number and type of shares of Stock (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of shares of Stock (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of shares of Stock covered by any Award or to which such Award relates shall always be a whole number.  Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

4.3           Award Limitations.  Subject to Section 4.2 above, (i) the total number of shares of Stock with respect to which Options or SARs may be granted in any calendar year to any Covered Employee shall not exceed 400,000 shares; (ii) the total number of shares of Restricted Stock that may be granted in any calendar year to any Covered Employee shall not exceed 400,000 shares; (iii) the total number of shares of Performance Stock that may be granted in any calendar year to any Covered Employee shall not exceed 400,000 shares; and (iv) the total number of shares of Stock that are intended to qualify for deduction under Section 162(m) of the Code granted pursuant to Article XI herein in any calendar year to any Covered Employee shall not exceed 400,000 shares.

4.4           Incentive Stock Options.  Notwithstanding the foregoing, the number of shares of Stock available for granting Incentive Stock Options under the Plan shall not exceed 2,700,000, subject to adjustment as provided in Section 4.2 of the Plan and Section 422 or 424 of the Code or any successor provision.

Article V.  Eligibility and Participation

5.1           Eligibility.  Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Subsidiary, shall be eligible to be designated a Participant; provided, however, that an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein included, without limitation, officers and directors who are also employees).

5.2           Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted.

Article VI.  Stock Options

6.1           Grant of Options.  Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person, except an Outside Director, at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Eligible Person (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options.  The Committee may grant ISOs, NSOs or a combination thereof.  Notwithstanding the foregoing, no Eligible Person shall be granted an ISO which would result in such person receiving a grant of ISOs for Stock that would have an aggregate fair market value in excess of $100,000, or such other amount specified in Section 422(d) of the Code, determined as of the time that the ISO is granted, that would be exercisable for the first time by such person during any calendar year.

6.2           Option Award Agreement.  Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option, the number of shares of Stock to which the Option pertains, the Exercise Period and such other provisions as the Committee shall determine, including, but not limited to, special provisions relating to a change in control and any Reload Options.  The Option Award Agreement shall also specify whether the Option is intended to be an ISO or NSO.

6.3           Option Exercise Price.  The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant (110% in the case of an ISO granted to a Ten-Percent Stockholder).

6.4           Option Term.  The term of each Option shall be fixed by the Committee at the time of grant, but, in no event, shall any Option have a term of more than ten years (five years in the case of an ISO granted to a Ten-Percent Stockholder).  The Committee may, subsequent to the grant of any Option, extend the term thereof, but, in no event, shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.5           Exercise of and Payment for Options.  Options granted under the Plan shall be exercisable in such amounts and at such time and shall be subject to such restrictions and conditions as the Committee shall in each instance approve.  The Committee may accelerate the exercisability of any Option or any portion thereof at any time.

A Participant may exercise an Option at any time during the Exercise Period.  Options shall be exercised by the delivery of a written notice to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock.

The Option Exercise Price shall be payable:  (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise or (iv) by a combination of (i), (ii) and/or (iii).

Stock received upon exercise of an Option may be granted subject to any restrictions deemed appropriate by the Committee.

6.6           Reload Options.  The Committee may provide in an Award Agreement that a Participant who exercises all or any portion of an Option with Stock which has a Fair Market Value equal to not less than 100% of the Option Exercise Price for such Option shall be granted, subject to Article IV, an additional option (“Reload Option”) for a number of shares of Stock equal to the sum (“Reload Number”) of the number of shares of Stock tendered in payment of the Option Exercise Price for the Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Options to satisfy any federal, state or local tax withholding requirements.

Reload Options shall be subject to the following terms and conditions:

(i)           the grant date for each Reload Option shall be the date of exercise of the Option to which it relates;

(ii)           subject to (iii) below, the Reload Option, upon vesting, may be exercised at any time during the unexpired term of the Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

(iii)           the terms of the Reload Option shall be the same as the terms of the Option to which it relates, except that (a) the Option Exercise Price shall be the Fair Market Value of the Stock on the grant date of the Reload Option and (b) the Reload Option shall be subject to new vesting provisions, commencing one (1) year after the grant date of the Reload Option and vesting upon the same schedule as the Option to which it relates.

Reload Options may not be granted to Participants who exercise Options after a Termination of Employment.

6.7           Termination.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Award Agreement entered into with Participants, need not be uniform among all Options granted pursuant to the Plan or among Participants and may reflect distinctions based on the reasons for termination.

To the extent the Option Agreement does not set forth termination provisions, the provisions of Article XVI shall control

6.8           Transferability of Options.  Except as otherwise determined by the Committee, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  ISOs are not transferable other than by will or by the laws of descent and distribution.

The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Nonstatutory Stock Options which may be transferred by the Participant during his lifetime to any Family Member.  A transfer of an Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company’s record of outstanding Options.  In the event an Option is transferred as contemplated herein, any Reload Options associated with such transferred Option shall terminate, and such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.  Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place.

Article VII.  Awards to Outside Directors

7.1          Outside Director Options.

7.1.1           Grant of Options.  Subject to the terms and conditions of the Plan, Nonstatutory Stock Options may be granted to an Outside Director at any time and from time to time, as shall be determined by the Board.

The Board shall have complete discretion in determining the number of shares of Stock subject to Outside Director Options granted to each Outside Director (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Outside Director Options.

7.1.2           Option Award Agreement.  Each Outside Director Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Exercise Price, the term of the Option (which shall not be greater than ten (10 years), the number of shares of Stock to which the Option pertains, the Exercise Period and such other provisions as the Board shall determine, including, but not limited to, special provisions relating to a change of control.

7.1.3           Option Exercise Price.  The Option Exercise Price shall not be shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

7.1.4           Option Term.  The term of each Option shall be fixed by the Board at the time of grant, but, in no event, shall an Option have a term of more than ten years.  The Board may, subsequent to the grant of any Option, extend the term thereof, but, in no event, shall the term as so extended exceed the maximum term provided for in the proceeding section.

7.1.5           Exercise of and Payment for Options.  Outside Director Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, as the Board shall in each instance approve.

An Outside Director may exercise an Option at any time during the Exercise Period.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by provision for full payment of the Stock.

The Option Exercise Price shall be payable:  (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired Stock (owned for at least six months) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise or (iv) by a combination of (i), (ii) and/or (iii).

Stock received upon exercise of an Outside Director Option may be granted pursuant to any restrictions deemed appropriate by the Board.

7.1.6           Termination.  Each Option Award Agreement shall set forth the extent to which the Outside Director shall have the right to exercise the Option following termination of the Outside Director’s service with the Company.  Such provisions shall be determined in the sole discretion of the Board (subject to applicable law), shall be included in the Option Award Agreement entered into with the Outside Director, need not be uniform among all Options granted to Outside Directors pursuant to the Plan and may reflect distinctions based on the reasons for termination.

To the extent the Option Award Agreement does not set forth termination provisions, the provisions of Article XVI shall control.

7.1.7           Transferability of Options.  Except as otherwise determined by the Board, all Options granted to an Outside Director under the Plan shall be exercisable during his or her lifetime only by such Outside Director, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

The Board shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Outside Director Options, which may be transferred by the Outside Director during his or her lifetime to any Family Member.  A transfer of an Option pursuant hereto may only by effected by the Company at the written request of an Outside Director and shall become effective only when recorded in the Company’s record of outstanding Options.  A transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Outside Director, as if no transfer had taken place.

7.2          Director Stock.

7.2.1           Director Compensation.  The Company intends to pay each Outside Director (a) an annual retainer, payable in quarterly installments or in any other manner (determined without regard to the Plan) (the “Retainer”), (b) fees for attendance at meetings of the Board of Directors and/or committees thereof (determined without regard to the Plan) (“Meeting Fees”), and (c) such other compensation for services as a director (“Other Compensation”) as may be determined from time to time by the Board.  The Retainer, the Meetings Fees, and the Other Compensation (collectively, “Director Compensation”) shall be in such amounts as may be set from time to time by the Board.

7.2.2           Director Compensation Payable in Cash or Stock.  Except as the Board may otherwise determine, each Outside Director shall be entitled to receive any component of his or her Director Compensation exclusively in cash, exclusively in stock (“Director Stock”) or any portion in cash and any portion in Director Stock.  The Board may from time to time require that all or a portion of the Director Compensation be paid in Director Stock.  To the extent not otherwise prescribed by the Board, each Director shall be given the opportunity, during the month the Director first becomes a Director and during the last month of each quarter thereafter, to elect among the three choices for the remainder of the quarter (in the case of the election made when the Director first becomes a Director) and for the following quarter (in the case of any subsequent election).  If the Director chooses to receive at least some of his or her Director Compensation in Director Stock, the election shall also indicate the percentage of each component of the Director Compensation to be paid in Director Stock.  If a Director makes no election during his or her first opportunity to make an election, the Director shall be assumed to have elected to receive his or her entire Director Compensation in cash.  If a Director makes no election during any succeeding election month, the Director shall be assumed to have remade the election then currently in effect for that Director.  An election by a Director to receive a portion of his or her Director Compensation in Director Stock shall either (i) be approved by (a) the Committee or (b) the Board or (ii) provide that Director Stock received by the Director pursuant to such election shall be held by the Director for a period of at least six months.

7.2.3           Payment in Director Stock.  Except as may otherwise be determined by the Board, issuances of Director Stock in payment of Director Compensation for a particular fiscal quarter shall be made as of the first trading day after the end of such fiscal quarter.  The number of shares of Stock to be issued to a Director as of the relevant trading date shall equal:

[% multiplied by C] divided by P

WHERE:

% =	the percentage of the Director’s Compensation that the Director is required and/or has elected to receive in the form of Director Stock, expressed as a decimal;

C =	the cash amount that otherwise would have been paid as Director Compensation to the Director for the fiscal quarter; and

P =	the Fair Market Value of one share of Stock on the trading date

For Director Compensation not paid in quarterly installments, the Board shall determine the relevant date of issuance for the shares of Stock to be issued to a Director.

Director Stock shall not include any fractional shares.  Fractions shall be rounded to the nearest whole share.

Article VIII.  Stock Appreciation Rights

8.1           Grant of SARs.  Subject to the terms and conditions of the Plan, an SAR may be granted to an Eligible Person at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.  A stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one share of Stock on the date of grant of the Stock Appreciation Right.

The Committee shall have complete discretion in determining the number of SARs granted to each Eligible Person (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

8.2           SAR Award Agreement.  Each SAR grant shall be evidenced by an SAR Award Agreement that shall specify the number of SARs granted, the Base Value, the term of the SAR, the Exercise Period, the methods of exercise, and such other conditions or restrictions as the Committee shall determine, including, but not limited to, special provisions relating to a change in control.

8.3           Exercise and Payment of SARs.  Tandem SARs may be exercised for all or part of the Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Exercise Price of the underlying ISO and the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised; (iii) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Exercise Price of the ISO; and (iv) the Tandem SAR may be transferred only when the underlying ISO is transferable, and under the same circumstances.

Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

A Participant may exercise an SAR at any time during the Exercise Period.  SARs shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of SARs being exercised.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of:  (a) the excess of (i) the Fair Market Value of a share of Stock on the date of exercise of (ii) the Base Value multiplied by: (b) the number of shares of Stock with respect to which the SAR is exercised.

At the sole discretion of the Committee, the payment to the Participant upon SAR exercise may be in cash, the shares of Stock of equivalent value or in some combination thereof.

8.4           Termination.  Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants and may reflect distinctions based on the reasons for termination.

To the extent the SAR Award Agreement does not set forth termination provisions, the provisions of Article XVI shall control.

8.5           Transferability of SARs.  Except as otherwise determined by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her legal representative, and no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article IX.  Unrestricted Stock and Restricted Stock

9.1           Grant of Unrestricted Stock.  Subject to the terms and conditions of the Plan, Unrestricted Stock and/or Restricted Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Unrestricted Stock and/or Restricted Stock granted to each Eligible Person (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.  Restricted Stock shall be subject to such restrictions as may be determined by the Committee and set forth in the Award Agreement.

9.2           Period of Restriction.  Restricted Stock shall be subject to a Period of Restriction (after which restrictions will lapse), which shall mean a period commencing on the date the Restricted Stock is granted and ending on such date as the Committee shall determine.  The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

9.3           Unrestricted Stock and Restricted Stock Award Agreement.  Each grant of Unrestricted Stock and/or Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Unrestricted Stock and/or Restricted Stock granted, the Period or Periods of Restriction (if applicable), and such other provisions as the Committee shall determine, including, but not limited to, special provisions relating to a change in control.

9.4           Transferability.  Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement.  During the applicable Period of Restriction, all rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

9.5           Certificates.  No certificates representing Stock shall be delivered to a Participant until such time as all restrictions applicable to such shares have been satisfied.

9.6           Removal of Restrictions.  Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto.  However, the Committee, in its sole discretion, shall have the right to immediately vest the Stock and waive all or part of the restrictions and conditions with regard to all or part of the Stock held by any Participant at any time.  Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate.

9.7           Voting Rights.  During the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

9.8           Dividends and Other Distributions.  Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants shall receive all regular cash dividends paid with respect to the Restricted Stock while they are so held.  All other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be paid to the Participant promptly after the full vesting of the Restricted Stock with respect to which such distributions were made.

9.9           Termination.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive Restricted Stock payment following termination of the Participant’s employment or service with the Company and its Subsidiaries.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participants, need not be uniform among all grants of Restricted Stock or among Participants and may reflect distinctions based on the reasons for termination.

To the extent the Restricted Stock Award Agreement does not set forth termination provisions, the provisions of Article XVI shall control.

Article X.  Performance Stock

10.1           Grant of Performance Stock.  Subject to the terms and conditions of the Plan, Performance Stock may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee.

The Committee shall have complete discretion in determining the number of shares of Performance Stock granted to each Eligible Person (subject to Article IV herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Awards.

10.2           Performance Stock Award Agreement.  Each grant of shares of Performance Stock shall be evidenced by a Performance Stock Award Agreement that shall specify the number of shares of Performance Stock granted, the Performance Period, the Performance Goals and such other provisions as the Committee shall determine, including, but not limited to, special provisions relating to a change in control.

10.3           Value of Performance Stock.  The value of a share of Performance Stock shall be equal to the Fair Market Value of the Stock.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Stock that will be paid to the Participants.

10.4           Performance Period.  The Performance Period for Performance Stock is the period over which the Performance Goals are measured.  The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

10.5           Performance Goals.  For each Award of Performance Stock, the Committee shall establish performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, based on the Performance Criteria and other factors set forth in (a) and (b) below.  Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of shares of Performance Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with Section 10.7.  All Performance Stock which may not be converted under the Performance Goals or which are reduced by the Committee or which may not be converted for any other reason after the end of the Performance Period shall be cancelled at the time they would otherwise be distributable.  When the Committee desires an Award to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Performance Stock prior or within 90 days of the beginning of the service relating to such Performance Goal, and not later than after 25% of such period of service has elapsed.  For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

(a)	The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof:

(1)
Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing.  Such financial performance may be based on net income, EBITDA (earnings before income taxes, depreciation and amortization), revenues, sales, expenses, costs, market share, return on net assets, return on assets, return on capital, profit margin, operating revenues, operating expenses, and/or operating income.

(2)
Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing.  Such service performance may be based upon measured customer perceptions of service quality.

(3)	The Company’s Stock price, return on stockholders’ equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.

(b)           Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, the effects of such events shall be disregarded in any such computation:  changes in accounting principles; extraordinary items; changes in tax laws affecting net income; and natural disasters, including floods, hurricanes, and earthquakes.  No such adjustment shall be made to the extent such adjustment would cause the Performance Stock to fail to satisfy the performance based exemption of Section 162(m) of the Code.

10.6           Earning of Performance Stock.  After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout with respect to the Performance Stock earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

10.7           Form and Timing of Payment of Performance Stock.  Payment of earned Performance Stock shall be made following the close of the applicable Performance Period.  The Committee, in its sole discretion, may pay earned Performance Stock in cash or in Stock (or in a combination thereof), which has an aggregate Fair Market Value equal to the value of the earned Performance Stock at the close of the applicable Performance Period.  Such Stock may be granted subject to any restrictions deemed appropriate by the Committee.

10.8           Termination.  Each Performance Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive a Performance Stock payment following termination of the Participant’s employment or service with the Company and its Subsidiaries during a Performance Period.  Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all grants of Performance Stock or among Participants and may reflect distinctions based on reasons for termination.

To the extent the Performance Stock Award Agreement does not set forth termination provisions, the provisions of Article XVI shall control.

10.9           Transferability.  Except as otherwise determined by the Committee, a Participant’s rights with respect to Performance Stock granted under the Plan shall be available during the Participant’s lifetime only to such Participant or the Participant’s legal representative and Performance Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article XI.  Other Stock-Based Awards

The Committee shall have the right to grant to Eligible Persons such other Stock-Based Awards which may include, without limitation, the payment of Stock in lieu of cash and the payment of Stock in lieu of cash under other Company incentive or bonus programs as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards.

Article XII.  Stock Purchase Program

12.1           Establishment of Program.

Subject to the terms of the Plan and compliance with applicable law, the Board or Committee may, from time to time, establish one or more programs under which Eligible Persons will be permitted to purchase shares of Stock under the Plan, and shall designate the Eligible Persons to participate under Stock purchase programs.  The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs shall be established by the Board or Committee.  The purchase price may not be less than 100% of the Fair Market Value of the Stock at the time of purchase (or in the Board’s or Committee’s discretion, the average Stock value over a period determined by the Board or Committee), and further provided that the purchase price may not be less than par value.

12.2           Restrictions.

The Board or Committee may impose such restrictions with respect to shares of Stock purchased under this Article XII as the Board or Committee determines to be appropriate.  Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Article IX.

Article XIII.  Deferrals

The Committee may, in its sole discretion, permit a Participant to defer the Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant under the Plan.  If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article XIV.  Rights of Participants

14.1           No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to different Participants.

14.2           Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

14.3           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4           No Right to Employment, etc.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as a consultant, or as giving an Outside Director the right to continue as a director, of the Company or any Subsidiary.  In addition, the Company or Subsidiary may at any time dismiss a Participant from employment, or as a consultant, or terminate the term of an Outside Director, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

14.5           Limitation of Implied Rights.  Neither a Participant nor any other Person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any Person.

14.6           No Right as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

14.7           Waiver.  Each Participant, by acceptance of an Award, waives all rights to specific performance or injunctive or other equitable relief and acknowledges that he or she has an adequate remedy at law in the form of damages.

Article XV.  Payment for Awards and Withholding

15.1           Payment for Awards.  In the event a Participant elects to pay the Option Exercise Price or make payment for any other Award through tender of previously acquired Stock, (i) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (ii) such Participant must present evidence acceptable to the Company that he or she has owned any such shares of Stock tendered in payment (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise and (iii) Stock must be tendered to the Company, either by actual delivery of the shares or by attestation.  When payment is made by tender of Stock, the difference, if any, between the aggregate amount payable and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check.  No Participant may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Exercise Price or other payment due.

15.2           Loans and Guarantees.  Except as prohibited by Sec. 4.02 of the Sarbanes-Oxley Act of 2002 and Sec. 13(k) of the Exchange Act, the Committee may, in its discretion, cause the Company to guarantee a loan from a third party to the Participant or to make a loan to the Participant in an amount equal to all or any portion of the Option Exercise Price and/or any related income taxes.  Any such guarantee or loan by the Company pursuant to this section shall be upon the following terms and conditions:

    15.2.1          Term of Loan.  Each loan or guarantee will extend for a period of not more than five (5) years.

    15.2.2            Promissory Note.  Each loan will be evidenced by a promissory note given by the Participant and for which the Participant shall have full personal liability.  Each such note shall bear interest at such rate per annum as determined by the Committee, which interest shall be not less than the rate in effect for the Company’s senior indebtedness to a financial institution and shall be payable at such times as determined by the Committee but at least no less frequently than annually.  Payments of principal, or installments thereof, need not be required by the terms of the notes, but may be required thereby if so determined by the Committee.  Principal and interest may be prepaid in whole or in part, from time to time, without penalty.  Each such note shall in all events become due and payable without demand on the fifth anniversary of the date of the note, or upon the Participant's failure to pay any installment of principal and interest when due or within 30 days thereafter, or immediately upon the insolvency or bankruptcy of the Participant, or within 30 days from the date of termination of the Participant’s employment or directorship or office for whatever cause, excepting only death, Disability and Retirement.  In the event of the death of a Participant, such note shall become due and payable without demand 9 months from the date of such death. In the event of the Disability or Retirement of a Participant such note shall become due and payable without demand 3 months from the date of such permanent disability or approved retirement.

    15.2.3            Pledge of Stock.  Each note or guaranty will be secured by a pledge of the shares of Stock purchased with the proceeds of the loan which shall be deposited with the Company. Dividends paid on shares subject to the pledge shall be first applied against interest charges due upon the bank loan, or the note secured, with any balance applied to reduce the principal thereof. Regardless of any other provision of this Plan, shares pledged to secure the guarantee or note may not be withdrawn from the pledge unless the proportionate amount of the guaranteed bank loan or the note secured thereby shall be immediately repaid.

    15.2.4            Other Terms and Conditions.  All such notes, guaranty and pledges may contain such further terms and conditions consistent with this Plan, including provisions for additional collateral security, as may be determined by the Committee. from time to time.

    15.2.5            Approval by Stockholders.  Approval and adoption of this Plan by the stockholders of the Company shall constitute full and complete authorization for any guaranty, loan, or interest reimbursement made to or on behalf of Participant hereunder.

    15.2.6            Loans to Outside Directors and Consultants.  Notwithstanding anything contained herein to the contrary, each note or guaranty representing a loan or guaranty to a Non-Employee Director or Consultant shall be secured by a pledge of shares equal to twice their maximum loan value as defined in Federal Reserve Regulation U (12 CFR Part 221) or by such other or additional collateral security as the Committee deems appropriate and in the best interests of the Company.

    15.2.7            Prohibition of Loans to Officers and Directors.  Pursuant to Sec. 402 of the Sarbanes-Oxley Act of 2002 and Sec. 13(k) of the Exchange Act, the Company is prohibited, directly or indirectly, from extending or maintaining credit, arranging for the extension of credit, or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

15.3           Notification under Section 83(b).  If a Participant shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the code (i.e., an election to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

15.4           Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (including any Stock withheld as provided below) sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to an Award made under the Plan.

15.5           Stock Withholding.  With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising out of or as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by tendering Stock held by the Participant (by actual delivery of the shares or by attestation) or by having the Company withhold Stock having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction.  All elections shall be irrevocable, made in writing and signed by the Participant.

Article XVI.  Termination of Employment/Service

16.1           Options to Employees and Officers.  If a Participant who is an Employee or officer has a Termination of Employment, then, unless otherwise provided by the Committee or in the Award Agreement, the following provisions shall apply;

    16.1.1            Death.  If the Participant’s Termination of Employment is on account of death, then unvested options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

    16.1.2            Retirement.  If the Participant’s Termination of Employment is on account of Retirement, then unvested options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment.

     16.1.3            Disability.  If the Participant’s Termination of Employment is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Employment.

    16.1.4            Cause.  If the Participant’s Termination of Employment is on account of cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Employment.

    16.1.5            Other Reasons.  If the Participant’s termination of Employment is for any reason other than those enumerated in Sections 16.1.1 through 16.1.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Employment, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Employment.

    16.1.6            Death after Termination of Employment.  If (a) the Participant’s Termination of Employment is for any reason other than death and (b) the Participant dies after such Termination of Employment but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

     Reload Options may not be granted after a Termination of Employment.

16.2           Options to Outside Directors.  If a Participant who is an Outside Director has a Termination of Service, then, unless otherwise provided by the Committee or in the Award Agreement, the following provisions shall apply:

     16.2.1            Death.  If the Participant’s Termination of Service is on account of death, then unvested options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

    16.2.2            Disability.  If the Participant’s Termination of Service is on account of Disability, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of such Termination of Service.

    16.2.3            Retirement After Five Years of Service.  If the Participant’s Termination of Service is on account of retirement from the Board, after having served at least five (5) years as a director, then all outstanding Options, to the extent not vested, shall vest, and all outstanding Options may be exercised, in whole or in part, by the Participant at any time on or before the Expiration Date of the Option.

    16.2.4            Cause.  If the Participant’s Termination of Service is on account of cause, all outstanding Options, vested and unvested, shall terminate and be forfeited on the date of such Termination of Service.

    16.2.5            Other Reasons.  If the Participant’s Termination of Service is for any reason other than those enumerated in Sections 16.2.1 through 16.2.4, unvested Options shall be forfeited, and Options, to the extent they are vested on the date of Termination of Service, may be exercised, in whole or in part, by the Participant at any time on or before the earlier to occur of (x) the Expiration Date of the Option and (y) three months after the date of such Termination of Service.

    16.2.6            Death after Termination of Service.  If (a) the Participant’s Termination of Service is for any reason other than death and (b) the Participant dies after such Termination of Service but before the date the Options must be exercised as set forth in the preceding subsections, unvested Options shall be forfeited, and any Options, to the extent they are vested on the date of the Participant’s death, may be exercised, in whole or in part, by the Participant’s Designated Beneficiary at any time on or before the earliest to occur of (x) the Expiration Date of the Option and (y) the first anniversary of the date of death.

16.3	Performance Stock.

    16.3.1            Termination of Employment Due to Death or Disability.  In the event of the Participant’s Termination of Employment by reason of death or Disability, the Participant shall receive a lump sum payout of all outstanding Performance Stock calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of Termination of Employment.

    16.3.2            Termination of Employment for Other Reasons.  In the event of the Participant’s Termination of Employment for other than a reason set forth in Section 16.3.1 (and other than for Cause), the Participant may receive no more than a prorated payout of all Performance Stock, based on the number of months the Participant worked during the respective Performance Period divided by the number of months in the Performance Period.

    16.3.3            Termination of Employment for Cause.  In the event of a Participant’s Termination of Employment for Cause, all Performance Stock shall be forfeited by the Participant to the Company.

16.4           Other Awards.  If a Participant has a Termination of Employment or a Termination of Service, then, unless otherwise provided by the Committee or in the Award Agreement, all Awards, other than the Awards enumerated in Sections 16.1, 16.2 and 16.3, shall terminate and be forfeited on the date of such Termination of Employment or Termination of Service.

Article XVII.  Cancellation and Rescission of Awards

17.1           Cancellation and Rescission; Detrimental Activity.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity”.  For purposes of this Article XVII, “Detrimental Activity” shall include:  (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) activity that results in termination of the Participant’s employment or service for cause; (iv) a violation of any rules, policies, procedures or guidelines of the Company, including, but not limited to, the Company’s Code of Conduct; (v) any attempt, directly or indirectly, to induce any employee of the Company to be employed or perform services elsewhere or any attempt, directly or indirectly, to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or (vi) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company.

17.2           Certification of Compliance.  Upon exercise, payment or delivery pursuant to an Award, the Participant, if requested by the Company, shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan.

17.3           Repayment of Gain; Set-off.  In the event a Participant fails to comply with the provisions of (i)-(vi) of Section 17.1 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter.  In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

Article XVIII.  Change in Control

Except as otherwise determined by the Committee or Board or except as otherwise provided in the Award Agreement, upon the occurrence of a Change in Control:

(a)	any and all outstanding Options and SARs will immediately become vested and exercisable;
(b)
all restrictions applicable to outstanding Restricted Stock, Other Stock-Based Awards and Stock purchased by Participants pursuant to Article XII will immediately lapse and such Stock will immediately become fully vested;

(c)
the 100% Performance Goal for all Performance Stock relating to incomplete Performance Periods shall be deemed to have been fully achieved and shall be converted and distributed in accordance with the other terms of the Award Agreement and this Plan.

Article XIX.  Amendment, Modification and Termination

The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, without the approval of the stockholders of the Company, except as stockholder approval may be required (i) to permit the Company to deduct, in computing its income tax liability pursuant to the provisions of the Code, compensation resulting from Awards, (ii) to retain incentive stock option treatment under Section 422 of the Code or (iii) under the listing requirements of any securities exchange on which are listed any of the Company’s equity securities.

No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

Article XX.  Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

Article XXI.  Legal Construction

21.1           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

21.2           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.3           Requirements of Law.  The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.4           Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

Article XXII.  Duration of the Plan

Subject to the Board’s right to earlier terminate the Plan pursuant to Article XIX hereof, the Plan shall terminate ten (10) years after the date of the adoption of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the end of such period.

Date Plan adopted by Board: December 12, 2001
Date Plan approved by Stockholders: February 27, 2002
Date Amended Plan (2004 Amendment) adopted by Board: November 17, 2004
Date Amended Plan (2004 Amendment) approved by Stockholders: January 19, 2005
Date Amended Plan (2007 Amendment) adopted by Board: August 22, 2007
Date Amended Plan (2007 Amendment) approved by Stockholders: January 23, 2008
Date Amended Plan (2009 Amendment) approved by Board: February 4, 2009